Exhibit 23.2

Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 20, 2012 relating to the consolidated financial statements, appearing in Fidelity D & D Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, and to the reference to us under the caption “Experts” in the Prospectus.

/s/ ParenteBeard LLC

Wilkes-Barre, Pennsylvania
August 10, 2012